EXHIBIT 10.6

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

TABLE OF CONTENTS

Part I – The Schedule	Page #

Section A – Contract Form	1

Section B – Supplies or Services and Price/Costs	3

Section C – Statement of Work	8

Section D – Packaging and Marking	12

Section E – Inspection and Acceptance	13

Section F – Deliveries or Performance	14

Section G – Contract Administration	17

Section H – Special Contract Requirements	22

Part II – Contract Clauses

Section I – Contract Clauses	30

Part III – Attachments

Section J – List of Attachments	36

HHSO100200800091C

Section B – Supplies or Service and Price/Costs

B.1. Brief description of supplies or services

The Federal Response Plan of the Department of Homeland Security designates the Department of Health and Human Services (HHS) as the lead agency for public health and medical response to manmade or natural disasters. Within HHS, the Division of the Strategic National Stockpile (DSNS) and the BioMedical Advanced Research & Development Authority (BARDA) under the Office of the Assistant Secretary for Preparedness and Response are combining their efforts to respond to, acts of bioterrorism and other public health emergencies threatening the civilian population. This responsibility within HHS is to contract for large-scale manufacturing and delivery of licensed and licensable products to the Strategic National Stockpile (SNS) in preparation for response(s) to a public health emergency.

Significant changes in both the nature, regularity, and degree of the threat posed by the use of infectious agents as weapons of biological warfare have generated increased concern for the safety of the general American populace. Following the deliberate exposure of citizens of the United States to Bacillus anthracis (B. anthracis) spores in 2001, there is an urgent need to stockpile appropriate and effective medical countermeasures to safeguard against this potential threat. The USG has established a requirement for the procurement of licensed Anthrax Vaccine Adsorbed (here after referred to as BioThrax() to meet this urgent need.

B. 2. Project Identification and Purpose

The purpose of this contract is to provide up to 14.5 million doses of FDA licensed BioThrax( in multi-dose vials with 3 year dating product stability (or 4 year if FDA approved) which shall be delivered during the contract period of performance in appropriately packaged containers under controlled and secure conditions to the SNS.

B.3.	Specific Technical Requirements

The Contractor shall provide the necessary qualified personnel, facilities, material, equipment (except Government property) and services to produce, test, bottle, package, and prepare for BioThrax ( delivery. The manufacture, formulation, filling, and testing of BioThrax( shall be done in accordance with the contractor’s Standard Operating Procedures, and the contractor’s Food and Drug Administration Biologics License, and all federal statutory requirements.

B.4. Base Prices:

The pricing for four-year dated product is set forth in each CLIN, with alternative pricing for three-year dated product set forth in each alternative CLIN (A*). If four-year dated lots of BioThrax® are available at the time of delivery, Contractor shall deliver four-year dated product to the SNS. The minimum remaining shelf-life at time of delivery for four-year dated product will be [**] months, unless otherwise agreed in writing by the Contracting Officer in connection with a particular delivery; the Contractor shall target a minimum remaining shelf-life of [**] months for four-year dated product.

If FDA has not approved four-year dating at the time of delivery, Contractor may instead deliver three year dated product to the SNS, at the discounted pricing set for in each alternative CLIN (A*). Contractor shall target a minimum remaining shelf-life of [**] months at time of delivery for three-year dated product. If the minimum remaining shelf-life at time of delivery of a particular lot or shipment is less than [**] months, the price of such product will be discounted by $[**] per dose for each month below [**] months of remaining shelf life.

B.4.1	Pricing for Funded Doses of BioThrax® under CLINs 0001 and 0001A

In consideration for the completion of the work to be performed under CLIN 0001, for the delivery of [**] doses of four-year dated BioThrax® in accordance with the statement of work, the Contractor shall be paid an amount not to exceed $[**] (Firm Fixed Price). If four-year dating has not yet been approved, the Contractor shall be paid the discounted per dose price set forth in CLIN 0001A for any of the [**] doses that are delivered to the SNS as three-year dated product (See Section B.4.8).

B.4.2	Pricing for Funded Doses of BioThrax( under CLINs 0002 and 0002A

In consideration for the completion of the work to be performed under CLIN 0002, for the delivery of [**] doses of four-year dated BioThrax® in accordance with the statement of work, the Contractor shall be paid an amount not to exceed $[**] (Firm Fixed Price). If four-year dating has not yet been approved, the Contractor shall be paid the discounted per dose price set forth in CLIN 0002A for any of the [**] doses that are delivered to the SNS as three-year dated product (See Section B.4.8).

B.4.3	Pricing for Funded Doses of BioThrax® under CLINs 0003 and 0003A

In consideration for the completion of the work to be performed under CLIN 0003, for the delivery of [**] doses of four-year dated BioThrax® in accordance with the statement of work, the Contractor shall be paid an amount not-to-exceed $[**] (Firm Fixed Price). If four-year dating has not yet been approved, the Contractor shall be paid the discounted per dose price set forth in CLIN 0003A for any of the [**] doses that are delivered to the SNS as three-year dated product (See Section B.4.8).

B.4.4              Pricing for Doses of BioThrax® under CLINs 0004 and 0004A

In consideration for the completion of the work to be performed under CLIN 0004, for the delivery of up to [**] doses of four-year dated BioThrax® in accordance with the statement of work, which is subject to the availability of funding, the Contractor shall be paid an amount not to exceed $[**] (Firm Fixed Price). If four-year dating has not yet been approved, the Contractor shall be paid the discounted per dose price set forth in CLIN 0004A for any of the [**] doses that are delivered to the SNS as three-year dated product (See Section B.4.8).

B.4.5	Pricing for Doses of BioThrax® under CLINs 0005 and 0005A

In consideration for the completion of the work to be performed under CLIN 0005, for the delivery of up to [**] doses of four-year dated BioThrax® in accordance with the statement of work, which is subject to the availability of funding, the Contractor shall be paid an amount not-to-exceed $[**] (Firm Fixed Price). If four-year dating has not yet been approved, the Contractor shall be paid the discounted per dose price set forth in CLIN 0005A for any of the [**] doses that are delivered to the SNS as three-year dated product (See Section B.4.8).

B.4.6	Prices for Shipping to the SNS (CLINs 0006 - 0008)

In consideration for the completion of the work to be performed under CLINs 0001-0005, for the shipment of BioThrax® to the SNS sites in accordance with the statement of work, the Contractor shall be paid an amount not-to-exceed $1,936,512 (Firm Fixed Price).

B.4.7. Cancellation Ceiling Fee (CLIN 0009)

For consideration should the USG cancel the entire performance of work under CLIN 0004 and/or CLIN 0005, the Contractor shall be paid the amount, or percentage thereof, of the cancellation ceiling fee not-to-exceed $1,000,000. (See Section B.5.d. Advanced Understanding)

B.4.8. Contract Pricing

CLIN #	Type	#/range of doses	Price per dose	Price
1	[**]	[**]	$[**]	$[**]
0001A*	[**]		$[**]	$[**]

2	[**]	[**]	$[**]	$[**]
0002A*	[**]		$[**]	$[**]

3	[**]	[**]	$[**]	$[**]
0003A*	[**]		$[**]	$[**]

4	[**]	[**]	$[**]	$[**]
0004A*	[**]		$[**]	$[**]

5	[**]	[**]	$[**]	$[**]
0005A*	[**]		$[**]	$[**]

*

CLINs designated “A” are alternative CLINs; if Contractor has not obtained four-year dating by the time of delivery of a particular lot, the “A” unit prices are applicable for each three-year dated dose delivered to the SNS.

CLIN#	Type	Requirement	Delivery Date	Per Truck	Total Price

6	[**]	Shipping to SNS	[**]	$ [**]	$[**]
		(CLINs 0001~0003)	[**]

7	[**]	Shipping to SNS	[**]	$[**]	$[**]
		(CLIN 0004)	[**]

8	[**]	Shipping to SNS	[**]	$ [**]	$[**]
		(CLIN 0005)	[**]

Total Estimated Price ([**] trucks)	$1,936,512
Total Estimated Contract Value	$404,685,512

0009*	Fee	Cancellation Ceiling	$1,000,000
(CLINs 0004/*4A and 0005/*5A)

B.5. Advanced Understandings:

a.	Subcontracts

The Contractor shall provide the Contracting Officer with an annual summary of small businesses used as subcontractors.

b.	Ranges of doses manufactured and shipped

The targeted delivery schedules are based on Contractor’s anticipated production schedule, projections regarding manufacturing variables, and assumptions regarding lot release dates. Lot numbers, quantities, and dates are not guaranteed and may change as a result of lot failures, FDA lot release dates, lots dedicated to BioThrax® to improvement programs, including the fill/finish and manufacturing process improvements described in Contractor’s Technical Proposal, and other factors. Should the projected number of doses not be delivered on any projected delivery date, the Contractor shall adjust the delivery schedule to make up for deficiencies in prior deliveries, so long as the Contractor delivers up to a total of 14.5 million doses at a total contract price of $402,749,000 (assuming 4 year dating approval) during the period of performance. Contractor may accelerate deliveries within each CLIN of production if production capacity permits with the prior approval of the Contracting Officer.

c.	Data Rights

Data provided by or obtained from the contractor shall be solely for the purposes of award of this contract. All such data shall be proprietary and confidential and, except or unless required by federal law, shall not be distributed outside of the USG without the advance written consent of the contractor.

d.	Multi-Year Contract and Advanced Notice

This is a multi-year contract for the delivery of up to 14.5 million doses of BioThrax®, with a period of performance from September 30, 2008 through September 30, 2011.  The total not-to-exceed cancellation ceiling is applicable to CLINs 0004/4A and 0005/0005A in the event that funds are not available for performance of those CLINs, as referenced in FAR 52.217-2 (incorporated by reference into this contract) is $1,000,000.

The Contracting Officer agrees to provide the Contractor with the advanced notice of funds availability for CLINs 0004/*4A and/or 0005/*5A no later than [**] months prior to the first scheduled delivery under the applicable CLIN(s). The Contractor’s obligation to perform under CLINs 0004/*4A and/or 0005/*5A is contingent upon receiving notice of funding in a timely manner.

e.	Use of product by the USG

To the extent that third parties contact DSNS to obtain doses of BioThrax, DSNS will notify such third parties that Emergent sells AVA at prices not greater than $[**] per dose.

Because DoD will obtain BioThrax from the SNS going forward, BARDA and DSNS agree to work with Contractor to develop a process for notifying Contractor of all FMS of BioThrax.

Section C. Statement of Work

C.1 Vaccine Production and cGMP Compliance:

a)

The Contractor shall manufacture BioThrax( in accordance with current Good Manufacturing Practices (cGMP) guidelines. The Contractor shall manufacture 5,700,000 doses of Final Drug Product (FDP) in 5 mL, ten dose vials in accordance with the estimated delivery schedule under Section J Attachment 7. At the time the Government notifies the Contractor that funds have been obligated funds for the performance of CLINs 0004/*4A and/or 0005/*5A, the Contractor shall manufacture those doses of Final Drug Product in 5 mL, ten dose vials in accordance with the proposed delivery schedule applicable to those CLINs.

b)

BioThrax shall be delivered on any business day, except Federal holidays, within the scheduled month in accordance with the delivery schedule. All changes to the delivery schedule must be approved by the Contracting Officer and/or the Project Officer.

c)	Quantities for each scheduled delivery shall be of a specific quantity.

d)

The Contractor shall perform all requisite assays and release tests, including but not limited to potency, identity, and stability testing in accordance with the most current FDA approved Biologic License Application (BLA-License Number 1755, STN 103821, and/or any approved change).

e)	All BioThrax( delivered under this contract shall be labeled with an expiration date consistent with its current product license at the time of manufacture.

f)	The Contractor shall provide primary and secondary points of contact who will be available 24 hours per day, seven days per week to be notified in case of a public health emergency.

g)	The Contractor shall report to the Government material correspondence from the FDA regarding the quality, safety, or efficacy of BioThrax(.

h)

The Contractor shall provide the Government at least 72 hours (during normal business hours) to review and provide comments and on material submissions to the BLA for BioThrax (e.g., Building 55 supplement for BioThrax( BLA) prior to the Contractor submitting such documents to the FDA (with confidentiality restrictions and /or redactions as applicable). The Government reserves the right to have additional review time for submissions greater than 10 pages.

i)

The Contractor shall provide the Government with access to and/or provide copies (with confidentiality restrictions and/or redactions as applicable) of the following documents: (1) Form 483s from FDA inspections of Contractor’s Lansing facility, (2) Establishment Inspection Reports (EIRs) from FDA inspections of Contractor’s Lansing facility; (3) Warning Letters relating to BioThrax(; and Contractor’s Annual Safety Report to FDA regarding BioThrax(. These documents will be provided to the Contracting Officer with the submission of the periodic reports due under the Contract, with the exception of Warning Letters relating to BioThrax(, which shall be provided within [**] business days of receipt.

j)

The Government reserves the right to be in attendance at all material regulatory meetings between the FDA and the Contractor relating to the safety and efficacy of BioThrax( and/or manufacturing or quality at the Lansing facility.

k)

The Contractor shall notify the Contracting Officer of anticipated material meetings with the FDA relating to the safety and efficacy of BioThrax( and/or manufacturing or quality at the Lansing facility. On request of the Contracting Officer, the Contractor will recommend to FDA that a representative of the SNS be invited to participate in all meetings between the FDA and the Contractor relating to BioThrax ® Warning Letters or Notices of Intent to Revoke Contractor’s license to manufacture BioThrax®.

l)	The Contractor may be subject to quarterly inspections by the Project Officer or the Project Officer designee(s).

m)

If the contractor should obtain FDA approval for the manufacture and production of BioThrax ® having 4 year expiry dating while under this contract, the USG will accept delivery of those doses with the longer shelf life. Contractor may invoice only for those doses actually delivered under contract.

n)

The product shall be delivered and shipped in accordance with cGMP (current Good Manufacturing Practices). The USG shall make payment for shipping to the SNS as set forth in CLINs 0006 (CLINs 0007 ~ 0008 are applicable only to those doses under CLIN 0004/*4A and 0005/*5A respectively).

o)	At least [**] prior to each delivery to the SNS, the Contractor shall provide to the Contracting Officer:

•	Certificate(s) of Analysis
•	FDA Lot Release(s)
•	Number of pallets, vials, and doses to be shipped

p)	With each shipment, the Contractor will provide:
•	Bill of Lading
•	Packing Slip
•	Shipping directives
•	Completed (signed off) shipping instructions
•	Identification number for all trucks
•	Instructions given to the drivers
•	Diagram of product shipment pallet (how many vials per box, per pallet, and positioning)

q)	Within [**] business days of each delivery, the Contractor shall provide to the Contracting Officer:

•	Confirmation from the Contractor’s Quality Department that product remained within the acceptable temperature range during shipping
•	The remaining ambient exposure time for each lot from the Contractor’s Quality Department
•	Post transit product delivery checklist

r)	Funds provided shall be paid on a price per dose basis only on those products delivered to the SNS inventory under contract.

s)

Under CLINs 0001, 0002, 0003, 0004 and 0005 the product shall have an expiry period of 48 months. The Contractor shall target [**] months of the total expiration period remaining when the USG takes delivery of the product. Under CLIN 0001A, 0002A, 0003A, 0004A and/or 0005A, the product shall have an expiry period of [**] months. The Contractor shall target [**] months of the total expiration period remaining when the USG takes delivery of the product.

t)

The USG shall notify the Contractor of its security requirements applicable to the shipping service and/or drivers for delivery of BioThrax® to the SNS. The Contractor shall select the source of transportation to be used for the delivery of BioThrax® to the SNS, shall notify the Contracting Officer in advance of the shipping carrier for each delivery, and shall ensure that the services provided meet the stated requirements.

C.2. Anticipated Delivery Schedule:

CLIN	Delivery Period	# of Doses
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

The number under quantity shows the number of doses that the Contractor anticipates delivering during the period shown. The Contractor shall ship BioThrax® to the SNS in accordance with Section B.5.b (Range of Doses Manufactured and Shipped), F.2 (Place and Method of Delivery), and the Delivery Schedule, which will be provided to the Contracting Officer and updated periodically. Should the projected number of doses not be delivered in a specific period, the Contractor shall adjust the delivery schedule to make up for deficiencies in prior deliveries, so long as the Contractor delivers a total of 5,700,000 doses during the period of performance of CLINs 0001 through 0003. For the anticipated number of doses under CLINs 0004/4A and 0005/5A, the Contractor shall ship BioThrax® to the SNS in accordance with Section B.5.b (Range of Doses Manufactured and Shipped), F.2. (Place and Method of Delivery) and the delivery schedule upon notice from the Contracting Officer regarding the availability of funds. Contractor may accelerate deliveries within each CLIN of production if production capacity permits with prior approval of the Contracting Officer.

.

C.3. Audits/Site Visits:

a)	Pre-award Site Visit: The USG reserves the right to conduct a pre-award site visit of the manufacturing plant, if deemed necessary.
b)	Site Visits/Audits: The USG shall perform annual site visits/security audits as deemed necessary by the USG throughout the period of performance of the contract.
c)	Quality: The USG may visit the Lansing site for purposes of assessing quality on an annual basis or as deemed necessary by the USG throughout the period of performance of the contract.
d)	The contractor (s) shall facilitate cGMP site-visits or inspections as requested by FDA/CBER at the time of production of product lots destined for the SNS.
e)	Quality Management System (QMS): Contractor(s) shall submit evidence of its QMS to the Contracting Officer within 90 days after contract award.
f)

Notice: The USG shall provide at least 2 weeks advance notice to the Contractor of all site visits and audits. The notice will include a statement concerning the intended scope of the audit and a list of the required documents or access to personnel.

g)	All audits shall be conducted between normal business hours i.e. 8 a.m. through 4 p.m., Monday through Friday.

C.4 Meetings and Reports:
a)

The contractor shall participate in a quarterly meeting (teleconference and/or face-to-face) to discuss performance under the contract. These meetings should provide the status updates and discuss on-going manufacturing, clinical, regulatory, and shipment issues as applicable. These meetings shall be coordinated by the Project Officer and/or Contracting Officer.

b)

Risk Mitigation Plan. The plan should identify manufacturing, quality, regulatory, and shipment risks and countermeasures to mitigate these risks. This report should be updated annually or as deemed necessary by the USG.

c)	Additional reporting requirements:

1.	Contractor will notify DSNS in its quarterly reports if Contractor undertakes post-marketing commitments for Phase 4 studies in the event of emergency use authorization.

2.	Contractor will provide DSNS with drafts of supplements to its BLA for BioThrax( that are material to the manufactured product and to the contract.

Section D – Packaging and Marking

D.1 Method of Delivery

Unless otherwise specified by the Contracting Officer, delivery of items other than BioThrax( that are to be furnished to the government under this contract (including invoices), shall be made by first class mail, overnight carrier, or e-mail.

D.2 Packaging

Packaging shall be consistent with the FDA approved labeling and packaging for this product at the time of manufacture.

Section E – Inspection and Acceptance

FAR Source	Title and Date
FAR Clause 52.243-1	Changes – Fixed Price (Aug 1987)
FAR Clause 52.246-1	Contractor Inspection Requirements (Apr 1984)
FAR Clause 52.246-2	Inspection of Supplies – Fixed Price (Aug 1996)
FAR Clause 52.246-16	Responsibility of Supplies (Apr 1984)

E.1 Inspection and Acceptance (July 1999)

Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contracting Officer, or their duly authorized representative (who for the purposes of this contract shall be the Project Officer) at the destination of the articles, services or documentation.

Section F - Deliveries or Performance

FAR Clause	Title and Date
FAR 52.211-17	Delivery of Excess Quantities (Sept 1989)
FAR 52.242-15	Stop Work Order (Aug 1989)
FAR 52.242-15, Alt 1	Stop Work Order, Alternate 1 (Apr 1984)
FAR 52.242-17	Government Delay of Work (Apr 1984)
FAR 52.247-34	FOB Destination (Nov 1991)

F.1 Period of Performance

The period of performance of this contract shall be from September 30, 2008 to September 30, 2011.

F. 2. Place and Method of Delivery

a.	The delivery of this BioThraxÂproduct shall be F.O.B. Destination to the SNS site(s).

b.

The place of delivery shall be at a Strategic National Stockpile site that will be provided to the Contractor at least [**] prior to shipping. This notification will be provided by the Contracting Officer.

F.3 Contract Deliverables

a.	The following deliverables are applicable to CLINs 0001-0005 (and *A):

Up to 14.5 million doses of BioThrax® delivered in accordance with the statement of work.

b.	The following deliverables are applicable to CLIN 0006 - 0008:

Invoices submitted in accordance with the shipping requirements.

F.4 Reporting Requirements

The Contractor shall submit to the Contracting Officer and to the Project Officer quarterly progress reports covering the work accomplished during each reporting period. These reports are subject to the technical inspection and requests for clarification by the Project Officer. These shall be brief and factual and prepared in accordance with the following format:

(1)

Quarterly Progress Reports: On the fifteenth (15th) day of each quarter, the Contractor shall submit a quarterly progress report to the Project Officer and the Contracting Officer. The Contractor shall submit one copy of the quarterly progress report electronically via e-mail. Any attachments to the e-mail report shall be submitted in Microsoft Word or WordPerfect 9 or a compatible version. A quarterly report will not be required for the quarter where a final report is due. Such reports shall include the following specific information:

a.	The contract number and title, the period of performance being reported, the contractor’s name and address, the author(s), and the date of submission;

b.	Section I – An introduction covering the purpose and scope of the contract effort;

c.

Section II – The report shall detail, document, and summarize the results of work done in performance of requirements of this contract during the period covered, and include a summary of work planned for the next reporting period. Production capacity assessment problems and recommendations to include:

i.	Raw material procurement status;
ii.	Inventory report of product manufactured and delivered to the USG under this contract;
iii.	Quality control testing and purity;
iv.	Quality control potency assessment;
v.	Quality manufacturing deviations – summary;
vi.	FDA inspections and consultation results or recommendations;
vii.	Security assessment, problems and recommendations;
viii.	Physical storage monitoring and calibration reports for manufactured products.
ix.	Overall project assessment, problems encountered and recommended solutions, etc.

d.	Section III – An explanation of any difference between planned progress and actual progress, why the differences have occurred, and, if behind planned progress, what corrective steps are planned. The project plan and delivery schedule will be updated in each Quarterly Report and compared to the baseline plan and delivery schedule.

(2)	Risk Mitigation Plan: The contractor shall submit a risk mitigation plan within 90 days after contract award and shall provide an updated plan on the anniversary of the contract award.

(3)	Final Report: A final report is due 30 days prior to the end of the period of performance of the contract.

The Contractor shall deliver, within the time frames specified above, an original to the Contracting Officer and a copy to the Project Officer (See Section G.1. for the Project Officer’s address).

F.5 Excusable Delay

The contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. Furthermore, the Contractor will not be in default under this contract if it is unable to deliver AVA doses in accordance with any delivery schedule because of the action or inaction of the FDA, except to the extent that such action or inaction is a direct consequence of the negligence or willful misconduct of the Contractor. Additionally, the Contractor will not be in default of this contract in the event that deliveries are delayed as a result of another Government agency placing an order for AVA doses that is determined to have priority over this contract under the Defense Priority Allocation System or under any other reasonable legal justification or as a result of allocating up to ten lots of BioThraxÒ to improvement programs, including fill/finish and manufacturing process improvements. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement or any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch and shall promptly give written notice of the Contracting Officer of the cessation of such occurrence.

Section G – Contract Administration

G.1 Project Officer

The following Project Officer will represent the Government for the purpose of this contract

CDR Jacqueline K. Thomas
1600 Clifton Road, NE
Atlanta, GA 30333
Email: gtv4@cdc.gov

Performance of the work hereunder shall be subject to the technical directions of the designated Project Officer for this contract.

As used herein, technical directions are directions to the Contractor, which fill in details, suggests possible lines of inquiry, or otherwise completes the general scope of work set forth herein. These technical directions must be within the general scope of work, and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated contract price/cost, or any stated limitation thereof. In the event that the Contractor feels that full implementation of any of these directions may exceed the scope of the contract, he or she shall notify the originator of the technical direction and the Contracting Officer in a letter separate of any required report(s) within two (2) weeks of the date of receipt of the technical direction and no action shall be taken pursuant to the direction. If the Contractor fails to provide the required notification within the said two (2) week period that any technical direction exceeds the scope of the contract, then it shall be deemed for purposes of this contract that the technical direction was within the scope. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this contract.

The Government Project Officer is not authorized to change any of the terms and conditions of this contract. Changes shall be made only by the Contracting Officer by properly written modification(s) to the contract. Any changes in the Project Officer designation will be made by the Contracting Officer in writing with a copy being furnished to the Contractor.

G.2 Payment by Electronic Funds Transfer – Central Contractor Registration (Oct 2003)

(a)

The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232-34, Payment by Electronic Funds Transfer in Section I, requires the contractor to designate in writing a financial institution for receipt of electronic funds transfer payments.

(b)

The contractor shall make the designation by submitting the form titled “ACH Vendor/Miscellaneous Payment Enrollment Form” to the address indicated below. Note: The form may be either attached to this contract (see Section J, List of Attachments) or may be obtained by contacting the Contracting Officer or the CDC Financial Management Office at (404)498-4050.

(c)	In cases where the contractor has previously provided such designation, i.e., pursuant to a prior contract/order, and been enrolled in the program, the form may not required.

(d)	The completed form shall be mailed after contract award, but no later than 14 calendar days before an invoice is submitted, to the following address:

Centers for Disease Control and Prevention (FMO)

PO Box 15580

Atlanta, GA 30333

(404) 498-4050 or (800) 335-2455

G.3. Invoice Submission

(a)	The Contractor shall submit an original contract invoice/voucher to the address shown below:

The Centers for Disease Control and Prevention

Financial Management Office (FMO)

PO Box 15580

Atlanta, GA 30333

Alternatively, the Contractor may submit invoices electronically via email to fmoapinv@cdc.gov. Invoices may also be faxed to (404) 638-5324. In any event, an invoice must be submitted to the Financial Management Office in order for it to be paid.

(b)	The Contractor shall submit one (1) copy of the invoice/voucher to the Contracting Officer.

(c)	The Contractor agrees to include (as a minimum) the following information on each invoice:

(1) Contractor’s Name & Address

(2) Contractor’s Tax Identification Number (TIN)

(3) Purchase Order/Contract Number and Task Order Number, if appropriate

(4) Invoice Number

(5) Invoice Date

(6) Contract Line Item Number and Description of Item

(7) Quantity

(8) Unit Price & Extended Amount for each line item

(9) Shipping and Payment Terms

(10) Total Amount of Invoice

(11) Name, title and telephone number of person to be notified in the event of a defective invoice

(12) Payment Address, if different from the information in (c)(1)

(13) DUNS + 4 Number

(14) The following certification:

I certify that this voucher reflects (fill in Contractor’s name) request for reimbursement of allowable and allocable costs incurred in specific performance of work authorized under Contract (fill in contract number)/Task (fill-in task order number, if applicable), and that these costs are true and accurate to the best of my knowledge and belief.

(Original Signature of Authorized Official)

Typed Name and Title of Signatory

d.

In accordance with 5 CFR part 1315 (Prompt Payment), CDC's Financial Management Office is the designated billing office for the purpose of determining the payment due date under

FAR 32.904.

G.4 Evaluation of Contractor Performance (Service)

(a) Purpose: In accordance with FAR 42.1502, the contractor's performance will be periodically evaluated by the government, in order to provide current information for source selection purposes. These evaluations will therefore be marked “Source Selection Information.”

(b) Performance Evaluation Period: The contractor's performance will be evaluated at least annually.

(c) Evaluators: The performance evaluation will be completed jointly by the Project officer and the Contracting officer.

(d) Performance Evaluation Factors: The contractor's performance will be evaluated in accordance with the attachment listed in Section J titled Contractor Performance Evaluation Report.

(e) Contractor Review: A copy of the evaluation will be provided to the contractor as soon as practicable after completion of the evaluation. The contractor shall submit comments, rebutting statements, or additional information to the Contracting Officer within 30 calendar days after receipt of the evaluation.

(f) Resolving Disagreements Between the Government and the Contractor: Disagreements between the parties regarding the evaluation will be reviewed at a level above the Contracting Officer. The ultimate conclusion on the performance evaluation is a decision of the contracting agency. Copies of the evaluation, contractor's response, and review comments, if any, will be retained as part of the evaluation.

(g) Release of Contractor Performance Evaluation Information: The completed evaluation will not be released to other than Government personnel and the contractor whose performance is being evaluated. Disclosure of such information could cause harm both to the commercial interest of the Government and to the competitive position of the contractor being evaluated as well as impede the efficiency of Government operations.

(h) Source Selection Information: Departments and agencies may share past performance information with other Government departments and agencies when requested to support future award decisions. The information may be provided through interview and/or by sending the evaluation and comment document to the requesting source selection official.

(i) Retention Period: The agency will retain past performance information for a maximum period of three years after completion of contract performance for the purpose of providing source selection information for future contract awards.

G.5 Contracting Officer

(a) The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

(b) No information, other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the United States Government, or otherwise, shall be considered grounds for deviation from any stipulation of this contract.

G.6 Contract Communications/Correspondence

The contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting thereon the contract number from Page 1 of the contract.

G.7. Notice Prior to Publication

The contractor shall not release any reports, manuscripts, press releases, or abstracts about the work being performed under this contract without written notice in advance to the Contracting Officer; provided however, that no such notice is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity; for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to 3rd parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions. .

G.8. Press Releases

1.

Pursuant to Public Law(s) cited in paragraph (2), below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: the percentage of the total costs of the program or project which will be financed with Federal money; the dollar amount of Federal funds for the project or program; and the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

2.	Public Law and Section No.	Fiscal Year	Period Covered

P.L. 108-447,

Title V - General Provisions, Section 506	2007	10/1/06 - 9/30/07

G.9. Reporting Matters Involving Fraud, Waste, and Abuse

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C. 20026

G.10. Notification of Utilization

The USG agrees to notify the contractor of any ultimate use of the government owned vaccine provided by the Contractor to the SNS with the exception of classified information. This information is necessary for the investigation of adverse event claims and adverse event reporting.

The notice shall include the recipient, intended purpose of the use, projected date of use, number of doses, and the lot number from which the product will be used.

Section H – Special Contract Requirements

H.1 Prohibition on the Use of Appropriated Funds for Lobbying Activities (Jul 1999)

The contractor is hereby notified of the restrictions on the use of Department of Health and Human Service's funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 10, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

(End of Clause)

H.2 Representations, Certifications and Other Statements of Offerors (Jul 1999)

The Representations, Certifications and Other Statements of Offerors submitted by the Contractor dated on September 10, 2008 are hereby incorporated by reference, with the same force and effect as if they were given in full text.

(End of Clause)

H.3 Privacy Act Applicability (Apr 2000)

(a) Notification is hereby given that the contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at

http://www.gpoaccess.gov/cfr/index.html

(b) The Project Officer is hereby designated as the official who is responsible for monitoring contractor compliance with the Privacy Act.

(c) The contractor shall follow the Privacy Act guidance as contained in the Privacy Act system notice to be provided by the Government (See Section J, List of Attachments).

(End of Clause)

Note: Clinical trials cannot be initiated until the System Notice has been published and the Contracting Officer notifies the contractor.

H.4 Laboratory License Requirements (May 1998)

The contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended). This requirement shall also be included in any subcontract for services under the contract.

(End of Clause)

H.5 Dissemination of Information

No information related to data obtained under this contract shall be released or publicized without the prior written consent of the Project Officer, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity’ for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

H.6 Identification and Disposition of Data

The contractor shall be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be relevant to this contract. The contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

H.7 Incorporation of Technical Proposal

The Contractor's Technical Proposal included in its Proposal or Final Proposal Revision if necessary dated September 10, 2008, along with subsequent change pages, if any, dated September 25, 2008 submitted in response to RFP-BARDA-08-26 is hereby incorporated into the contract by reference. The contractor shall perform the work substantially as set forth in the technical proposal. Any revisions to the technical proposal that would significantly alter the technical approach must be approved in writing by the Contracting Officer. In the event of a conflict between Section C, Statement of Work, and the Contractor’s technical proposal, Section C will take precedence.

(End of Clause)

H.8 Year 2000 Compliance (Jul 1999)

Unless elsewhere exempted, information technology (if any) to be acquired under this contract/purchase order, which will be required to perform date/time processing involving dates subsequent to

December 31, 1999, shall be Year 2000 compliant as defined in Federal Acquisition Regulation Part 39.002.

(End of Clause)

H.9 Security Plan Requirements

The work to be performed under this contract will involve access to sensitive DSNS program/logistics information. Therefore, the Offeror(s) shall develop and submit a written Security Plan that describes their procedures and policies to defend against theft, tampering, or destruction of product-related material, equipment, documents, information, and data. The Security Plan will include, at a minimum:

a.	Personnel Security Policies and Procedures including but not limited to:

recruitment of new employees; interview process; background checks; suitability / adjudication policy; access determination; rules of behavior; termination procedures; and non-disclosure agreements.

b.        Physical Security Policies and Procedures including but not limited to: internal / external access control; identification policies; facility visitors; parking areas; barriers; shipping, receiving and transport; security lighting; restricted areas; signage; intrusion detection systems; closed circuit television; other control measures. The plan shall include the security measures to be used to protect the product to be stored at the Contractor’s facility (e.g., refrigeration/freezer alarm systems, backup electrical power generator systems, etc.), and the contingency plan to accommodate any manufacturing and storage problems caused by natural or man-made disasters, power loss, refrigerant loss, equipment failures, etc..

c.	Information Security Policies and Procedures including but not limited to:

identification of sensitive information; access control / determination; secure storage procedures; document control; destruction procedures.

d.        Information Technology Security Policies and Procedures including but not limited to: intrusion detection and prevention systems; encryption systems; identification of sensitive information; passwords; removable media; laptop policy; access control / determination; secure storage procedures; document control; backup procedures; disaster recovery.

e.         Security Reporting Requirement - Violations of established security protocols will be reported to the Contracting Officer upon discovery. The Contractor will investigate violations to determine the cause, extent, loss or compromise of sensitive program information, and corrective actions taken to prevent future violations. DSNS will determine if the severity of the violation requires further government intervention.

Performance of the work under this contract shall be in accordance with this written Security Plan. The Contractor shall submit this plan to the Contracting Officer within 90 days after contract award. The Contracting Officer will notify the Contractor that the Security Plan is acceptable.

H.10 Protection of Human Subjects

No contract involving human subjects research shall be awarded until acceptable assurance has been given that the project or activity will be subject to initial and continuing review by an appropriate institutional review committee(s) as described in 45 CFR Part 46. Contracts involving human subjects will not be awarded to an individual unless the individual is affiliated with or sponsored by an institution that has an Office for Human Research Protections (OHRP) approved assurance of compliance in place and will assume responsibility for safeguarding the human subjects involved. The OHRP web site is: http://www.hhs.gov/ohrp. The contractor further agrees to provide certification at least annually that the institutional review board has reviewed and approved the procedures which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

The contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract in a proper manner and as safely as is feasible. The parties hereto agree that the contractor retains the right to control and direct the performance of all work under this contract. Nothing in this contract shall be deemed to constitute the contractor or any subcontractor, agent or employee of the contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent contractor without imputing liability on the part of the Government for the acts of the contractor or its employees.

If at any time during performance of this contract, the Contracting Officer determines, in consultation with the OHRP, that the contractor if not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the contractor corrects such noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing.

If the contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OHRP, terminate this contract in whole or in part, and the contractor name may be removed from the list of those contractors with approved Health and Human Services Human Subject Assurances.

H.11 Information on Compliance with Animal Care Requirements

Registration with the U. S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. The USDA office contact information is available at http://www.aphis.usda.gov/ac/acorg.html. They are responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm.

The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. Public Health Service.

The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) http://www.nal.usda.gov/awic/legislat/usdaleg1.htm issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the Accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org.

H.12 Requirements for Adequate Assurance of Protection of Vertebrate Animal Subjects

The PHS Policy on Humane Care and Use of Laboratory Animals requires that applicant organizations proposing to use vertebrate animals file a written Animal Welfare Assurance with the Office for Laboratory Animal Welfare (OLAW), establishing appropriate policies and procedures to ensure the humane care and use of live vertebrate animals involved in research activities supported by the PHS. The PHS Policy stipulates that an applicant organization, whether domestic or foreign, bears responsibility for the humane care and use of animals in PHS-supported research activities. Also, the PHS policy defines “animal” as “any live, vertebrate animal used, or intended for use, in research, research training, experimentation, biological testing or for related purposes.” This Policy implements and supplements the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training, and requires that institutions use the Guide for the Care and Use of Laboratory Animals as a basis for developing and implementing an institutional animal care and use program. This Policy does not affect applicable State or local laws or regulations that impose more stringent standards for the care and use of laboratory animals. All institutions are required to comply, as applicable, with the Animal Welfare Act as amended (7 USC 2131 et. seq.) and other Federal statutes and regulations relating to animals. These documents are available from the Office of Laboratory Animal Welfare, National Institutes of Health, Bethesda, MD 20892, (301) 496-7163. See http://grants.nih.gov/grants/olaw/olaw.htm.

No PHS supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met. Foreign applicant organizations are not required to submit IACUC approval.

H.13 Care of Live Vertebrate Animals

1. Before undertaking performance of any contract involving research on live, vertebrate animals, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2316 and 9 CFR Section 2.30. The contractor shall furnish evidence of such registration to the Contracting Officer.

2. The contractor shall acquire animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2131-2157 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

3. The contractor agrees that the care and use of any live, vertebrate animals used or intended for use in the performance of this contract will conform with the PHS Policy on Humane Care and Use of Laboratory Animals, the current Animal Welfare Assurance, the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animal Resources, and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-3). In case of conflict between standards, the more stringent standard shall be used.

4. If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (1) through (3) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the contractor's name may be removed from the list of those contractors with approved Public Health Service Animal Welfare Assurances.

The contractor may request registration of its facility and a current listing of licensed dealers from the Animal Care Sector Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the sector in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program, may be obtained by contacting: Animal Care Staff USDA/APHIS 4700 River Road, Unit 84 Riverdale, MD 20737 (301) 734-4980. Contractors proposing research that involves live, vertebrate animals will be contacted by OLAW and given detailed instructions on filing a written Animal Welfare Assurance with the PHS. Contractors are encouraged to visit the OLAW website at http://grants.nih.gov/grants/olaw/olaw.htm for additional information. OLAW may be contacted at the National Institutes of Health at (301) 594-2289.

H.14 Approval of Required Assurance by OLAW

Under governing regulations, federal funds which are administered by the Department of Health and Human Services, Division of the Strategic National Stockpile (DSNS) shall not be expended by the contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 is submitted within 30 days of the date of this award and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28. Additional information regarding OLAW may be obtained via the Internet at http://grants2.nih.gov/grants/olaw/olawaddr.htm.

H.15 Liability Protection under the PREP Act

The Public Readiness & Emergency Preparedness Act (PREP Act), Pub. L. 109-148, Division C, 119 Stat. 2818 to 2832, amended the Public Health Service Act, 42, U.S.C. 243 et seq., to provide targeted liability protections. The Government agrees that the medical countermeasure delivered by the contractor under this contract will not be administered in humans, unless the Secretary executes a declaration in accordance with section 319F-3(b) of the Public Health Service Act, 42, U.S.C. 247-d-6d, that the medical countermeasure delivered under this contract is a covered countermeasure to which section 319-F3(a) applies subject to the terms and conditions of the declaration.

H.16 Manufacturing Standards

The Current Good Manufacturing Practice Regulations (cGMP)(21 CFR Parts 210-211) will be the standard to be applied for manufacturing, processing and packaging of this product.

If at any time during the life of the contract, the Contractor fails to comply with cGMP in the manufacturing, processing and packaging of this product and such failure results in a material adverse effect on the safety, purity or potency of the product (a material failure) as identified by CBER and CDER, the contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If the contractor fails to take such an action within the thirty (30) calendar day period, then the contract may be terminated.

H.17. Prohibition on Contractor Involvement with Terrorist Activities

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to Executive Order 13224 and Public Law 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

H.18. HHSAR 352.270-5 Key Personnel (APR 1984)

The personnel specified in this contract are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the contractor without the written consent of the Contracting Officer; provided that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer required by this clause. The contract may be modified from time to time during the course of the contract to either add or delete personnel as appropriate.

Contractor Key Personnel

Name:	Position:
1. [**]	[**]
2. [**]	[**]

H.19. Registration with the Select Agent Program for Work Involving the Possession, Use, and/or Transfer of Select Biological Agents or Toxins

Work involving select biological agents or toxins shall not be conducted under this contract until the contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with BARDA, Department of Health and

Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf ) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap/.

PART II – CONTRACT CLAUSES

Section I – CONTRACT CLAUSES

I.1.	52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders-Commercial Items (Jun 2008)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(2) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78)

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

_X_	(1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).
__	(2) 52.219-3, Notice of Total HUB Zone Set-Aside (Jan 1999) (15 U.S.C. 657a).
__

(3) 52.219-4, Notice of Price Evaluation Preference for HUB Zone Small Business Concerns (JULY 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

__	(4) removed

__ (ii) Alternate I (Mar 1999) of 52.219-5.

__ (iii) Alternate II (June 2003) of 52.219-5.

__	(5) (i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).

__ (ii) Alternate I (Oct 1995) of 52.219-6.

__ (iii) Alternate II (Mar 2004) of 52.219-6.

__	(6) (i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

__ (ii) Alternate I (Oct 1995) of 52.219-7.

__ (iii) Alternate II (Mar 2004) of 52.219-7.

_X_	(7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d) (2) and (3).
_X_	(8) (i) 52.219-9, Small Business Subcontracting Plan (Apr 2008) (15 U.S.C. 637(d) (4).

__ (ii) Alternate I (Oct 2001) of 52.219-9.

__ (iii) Alternate II (Oct 2001) of 52.219-9.

__	(9) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a) (14).
__	(10) 52.219-16 Liquidated Damages-Subcontracting Plan (Jan 1999) (15 U.S.C. 637 (d)(4)(f)(i)

__

(11) (i)  52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (SEPT 2005) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

__ (ii) Alternate I (June 2003) of 52.219-23.

__	(12) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (Apr 2008) (Pub). L. 103-355, section 7102, and 10 U.S.C. 2323).
__	(13) 52.219-26, Small Disadvantaged Business Participation Program—Incentive Subcontracting (Oct 2000) (Pub). L. 103-355, section 7102, and 10 U.S.C. 2323).
__	(14) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004).
__	(15) 52.219-28, Post Award Small Business Program Representative (June 2007) (15 U.S.C. 632(a)(2)
_X_	(16) 52.222-3, Convict Labor (Jun 2003) (E.O. 11755)
_X_	(17) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Feb 2008) (E.O. 13126).
_X_	(18) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).
_X_	(19) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246).
_X_	(20) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
_X_	(21) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).
_X_	(22) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
__	(23) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).
__	(24) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (May 2008) (42 U.S.C. 6962(c) (3) (A) (ii)).

__ (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i) (2) (C)).

__	(25) 52.225-1, Buy American Act—Supplies (June 2003) (41 U.S.C. 10a-10d).
__	(26) (i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (AUG 2007) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L. 108-77, 108-78, 108-286).

__ (ii) Alternate I (Jan 2004) of 52.225-3.

__ (iii) Alternate II (Jan 2004) of 52.225-3.

__	(27) 52.225-5, Trade Agreements (NOV 2007) (19 U.S.C. 2501,et seq., 19 U.S.C. 3301 note).
__	(28) 52.225-13, Restrictions on Certain Foreign Purchases (Jun 2008) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).
___	(29) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (42 U.S.C. 5150) (Nov 2007)
___	(30) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area.(Nov 2007)

___      (31) 52.232-29, Terms for Financing of Purchases of Commercial Items (FEB 2002) (41 U.S.C. 255(f), 10 U.S.C.

2307 (f)
__	(32) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).
_X_	(33) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).
__	(34) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).
__	(35) 52.232-36, Payment by Third Party (May 1999) (31 U.S.C. 3332).
__	(36) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).
__	(37) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006)
(46 U.S.C. App. 1241 and 10 U.S.C. 2631).

__ (ii) Alternate I (Apr 2003) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

__ (1) 52.222-41, Service Contract Act of 1965, as Amended (Nov 2007) (41 U.S.C. 351, et seq.).

__ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

__ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (Nov 2006) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

__ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d) (2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).

(v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

(vi) 52.222-41, Service Contract Act of 1965, as Amended (Nov 2007), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).

(vii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. App. 1241 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

Alt 1 (FEB 2000). As prescribed in 12.301(b)(4), delete paragraph (d) from the basic clause, re-designate paragraph

(e) as paragraph (d), and revise the reference to “paragraphs (a), (b), (c), or (d) of this clause in the re-designated paragraph (d) to read “paragraphs (a), (b), and (c) of this clause”.

I.2. FAR Addenda

Federal Acquisition Regulation (FAR) (48 CFR CHAPTER 1) Clauses

FAR
Clause No.	Title	Date

1. FAR 52.202-1	Definitions	Jul 2004

2. FAR 52-212-4	Contract Terms and Conditions -	Feb 2007
Commercial Items

3. FAR 52.217-2	Cancellation under Multi-Year	Oct 1997
Contracts

3. FAR 52.243-1	Changes-Fixed Price	Aug 1987

3. FAR 52.249-2	Termination for Convenience	May 2004
of the Government (Fixed Price)

4. FAR 52.249-8	Default (Fixed Price Supply and	Apr 1984
Service) (over $100,000)

I.3. HHSAR Addenda

Department of Health & Human Services Acquisition Regulation (HHSAR)

(48 CFR CHAPTER 3) Clauses

HHSAR
Clause No.	Title	Date

1. HHSAR 352.202-1	Definitions	Jan 2001

2. HHSAR 352.223-70	Safety and Health	Jan 2001

3. HHSAR 352.224-70	Confidentiality of Information	Apr 1984

4. HHSAR 352.232-9	Withholding of Contractor	Apr 1984
Payments

5. HHSAR 352.270-4	Pricing of Adjustments	Jan 2001

6. HHSAR 352.270-5	Key Personnel	Apr 1984

7. HHSAR 352.270-6	Publication & Publicity	Jul 1991

8. HHSAR 352.270-7	Paperwork Reduction Act	Jan 2001

9. HHSAR 352.270-8	Protection of Human Subjects	Jan 2001

Note: The Office for Human Research Protections (OHRP), Office of the Secretary (OS), Department of Health and Human Services (DHHS) is the office responsible for oversight of the Protection of Human subjects and should replace Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH) wherever it appears in this clause.

10. HHSAR 352.270-9	Care of Live Vertebrate Animals	Jan 2001

11. HHSAR 352.270-10	Anti-Lobbying	Jan 2006

PART III – List of Documents, Exhibits, and other attachments

SECTION J - LIST OF ATTACHMENTS

The following Attachments are provided in full text with this contract:

1.	Summary of Related Activities

2.	Protection of Human Subjects

3.	Disclosure of Lobbying Activities

4.	Contractor Performance Evaluation Report

5.	ACH Vendor/Miscellaneous Payment Enrollment Form

6.	Subcontracting Plan

7.	Forecast Delivery Schedule as of 9/29/2008

SUMMARY OF RELATED ACTIVITIES

The following specific information must be provided by the Offeror pertaining to the Project Director, Principal Investigator, and each of any other proposed key professional individuals designated for performance under any resulting contract.

a.

Identify the total amount of all presently active federal contracts/cooperative agreements/grants and commercial agreements citing the committed levels of effort for those projects for each of the key individuals* in this proposal.

Professional's Name and Title/Position:

Identifying Number	Agency	Total Effort Committed

1.
2.
3.
4.
*If an individual has no obligation(s), so state.

b.

Provide the total number of outstanding proposals, exclusive of the instant proposal, having been submitted by your organization, not presently accepted but in an anticipatory stage, which will commit levels of effort by the proposed professional individuals*.

Professional's Name and Title/Position:

Identifying Number	Agency	Total Effort Committed
1.
2.
3.
4.
*If no commitment of effort is intended, so state.

c.	Provide a statement of the level of effort to be dedicated to any resultant contract awarded to your organization for those individuals designated and cited in this proposal.

Name	Title/Position	Total Proposed Effort

1.
2.
3.
4.

Authorized for local Reproduction	Sponsored by HHS

Public reporting burden for this collection of information is estimated to average less than an hour per response. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB control number. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: OS Reports Clearance Officer, Room 503 200 Independence Avenue, SW., Washington, DC 20201. Do not return the completed form to this address.

DISCLOSURE OF LOBBYING ACTIVITIES

Approved by OMB
0348-0046

Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352
(See reverse for public burden disclosure.)

1. Type of Federal Action:	2. Status of Federal Action:	3. Report Type:
a. contract b. grant c. cooperative agreement d. loan e. loan guarantee f. loan insurance	a. bid/offer/application b. Initial award c. post-award	a. initial filing b. material change For Material Change Only: year ______ quarter _______ date of last report________

4. Name and Address of Reporting Entity: __ Prime __ Subawardee Tier_____, if known: Congressional District, if known:	5. If Reporting Entity in No. 4 is Subawardee, Enter Name and Address of Prime Congressional District, if known:
6. Federal Department/Agency:	7. Federal Program Name/Description CFDA Number, if applicable: _________________
8. Federal Action Number, if known:	9. Award Amount, if known: $
10. a. Name and Address of Lobbying Entity (if individual, last name, first name, MI): (attach Continuation Sheet(s)	b. Individual Performing Services (including address if different from No. 10a) (last name, first name, MI) SF-LLL-A, if necessary)
11. Amount of Payment (check all that apply): $__________ __ actual __ planned 12. Form of Payment (check all that apply): __ a. cash __ b. in-kind; specify: nature_____________ value_____________	13. Type of Payment (check all that apply): __ a. retainer __ b. one-time fee __ c. commission __ d. contingent fee __ e. deferred __ f. other; specify: ____________________________

14. Brief Description of Services Performed or to be Performed and Date(s) of Service, including officer(s), employee(s), or Member(s) contacted, for payment indicated in Item 11:

(attach Continuation Sheet(s) SF-LLL-A, if necessary)

15. Continuation Sheet(s) SF-LLL-A attached: Yes No

16. Information requested through this form is authorized by title 31 U.S.C. section 1352. This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be reported to the Congress semi-annually and will be available for public inspection. Any person who fails to file the required disclosure shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each failure.	Signature:_______________________________ Print Name:______________________________ Title:___________________________________ Telephone No.:_______________Date:__________
Federal Use Only	Authorized for Local Reproduction Standard Form—LLL

INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee of prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing of attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a covered Federal action. Use the SF-LLL-A Continuation Sheet for additional information if the space on the form is inadequate. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.

Identify the appropriate classification of this report. If this is a follow-up report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.

Enter the full name, address, city, state and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.

If the organization filing the report in item 4 checks "Subawardee," then enter the full name, address, city, state and zip code of the prime Federal recipient. Include Congressional District, if known.

6.

Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.

Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.

Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number, Invitation for Bid (IFB) number, grant announcement number, the contract, grant, or loan award number, the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., "RFP-DE-90-001."

9.

For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.	(a) Enter the full name, address, city, state and zip code of the lobbying entity engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b)	Enter the full names of the individual(s) performing services, and include full address if different from 10(a); Enter Last Name, First Name, and Middle Initial (MI).

11.

Enter the amount of compensation paid or reasonably expected to be paid by the reporting entity (item 4) to the lobbying entity (item 10). Indicate whether the payment has been made (actual) or will be made (planned). Check all boxes that apply. If this is a material charge report, enter the cumulative amount of payment made or planned to be made.

12.	Check the appropriate box(es). Check all boxes that apply. If payment is made through an in-kind contribution, specify the nature and value of the in-kind payment.

13.	Check the appropriate box(es). Check all boxes that apply. If other, specify nature.

14.

Provide a specific and detailed description of the services that the lobbyist has performed, or will be expected to perform, and the date(s) of any services rendered. Include all preparatory and related activity, not just time spent in actual contact with Federal officials. Identify the Federal official(s) or employee(s) contacted or the officer(s), employee(s), or Member(s) of Congress that were contacted.

15.	Check whether or not a SF-LLL-A Continuation Sheet(s) is attached.

16.	The certifying official shall sign and date the form, print his/her name, title and telephone number.

Public reporting burden for this collection of information is estimated to average 30 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, D.C. 20503.

Standard Contractor Evaluation Performance Report

Evaluation Type: Interim __ Final __ (check one)
Evaluating Organization:	Reporting Period: From to
Contracting Office:	Contract Number:	Order Number:

Contractor Name:	Contractor Address:
DUNS:	City:	State:
Additional or Alternate Contractor Name:	Zip/Postal Code:	Country:

TIN:	Industrial Code (NAICS):	Commodity Code:	Contract Type:

Contract Award Date:	Contract Expiration Date:	Contract Value:

Requirement Description:

Ratings

Summarize contractor performance and check the number which corresponds to the rating for each rating category (See attached Rating Guidelines).

Quality of Product or Service

_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding

Government Comments for Quality of Product or Service (2000 characters maximum):

Cost Control (Rating and Comments for Cost Control are not required if contract type is Fixed-Price)

_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding

Government Comments for Cost Control (2000 characters maximum):

Timeliness of Performance

_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding

Government Comments for Timeliness of Performance (2000 characters maximum):

Business Relations

_0=Unsatisfactory _1=Poor _2=Fair _3=Good _4=Excellent _5=Outstanding

Government Comments for Business Relations (2000 characters maximum):

Additional Info

Subcontracts

Are subcontracts involved?	__Yes	__No (Check one)

Government Comment on subcontracts (2000 characters maximum):

Contractor Key Personnel

Contractor Manager/Principal Investigator (name):

Government Comment on Contractor Manager/Principal Investigator (2000 characters maximum):

Contractor Key Person (name):

Government Comment on Contractor Key Person (2000 characters maximum):

Contractor Key Person (name):

Government Comment on Contractor Key Person (2000 characters maximum):

Small Business Subcontracting Plan

Did the contractor make a good faith effort to comply with its subcontracting plan consistent with the goals and objectives, reporting and other aspects of the plan?               _Yes_No_N/A (Check one)

If this is a bundled contract, did the contractor meet the goals and objectives for small business participation?

_Yes	_No	_N/A (Check one)

Government Comments on Small Business Subcontracting Plan (2000 characters maximum):

Small Disadvantaged Business Goals

Did the contractor make a good faith effort to comply with its subcontracting plan consistent with the goals and objectives, for small disadvantaged business (SDB) participation, monetary targets for SDB participation, and required notifications?    _Yes_No_N/A (Check one)

Government Comments on Small Disadvantaged Business Goals (2000 characters maximum):

Customer Satisfaction

Is/was the contractor committed to customer satisfaction?	_Yes	_No (Check one)

Would you recommend the selection of this firm again?	_Yes	_No (Check one) – FINAL REPORT ONLY

Government Comments on Customer Satisfaction (2000 characters maximum):

Admin Info

Project Officer/COTR

Name:

Phone:

Fax:

E-mail Address:

Contractor Representative

Name:

Phone:

Fax:

E-mail Address:

Alternate Contractor Representative (Required to insure that at least one person is notified of evaluation)

Name:

Phone:

Fax:

E-mail Address:

Contracting Officer:

Name:

Phone:

Fax:

E-mail Address:

Contractor Comments

Quality of Product of Service

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Cost Control

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Timeliness of Performance

___Contractor has elected not to comment

Contractor Comments for Timeliness of Performance (2000 characters maximum):

Business Relations

___Contractor has elected not to comment

Contractor Comments for Business Relations (2000 characters maximum):

Overall Comment

___Contractor has elected not to comment

Contractor Comments for Quality of Product of Service (2000 characters maximum):

Rating Guidelines

Quality of Product or Service

0 = Unsatisfactory	1 = Poor	2 = Fair	3 = Good	4 = Excellent	5 = Outstanding

Unsatisfactory

Non-conformances are jeopardizing the achievement of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, it constitutes a significant impediment in consideration for future awards containing similar requirements.

Poor	Overall compliance requires significant Agency resources to ensure achievement of contract requirements.
Fair	Overall compliance requires minor Agency resources to ensure achievement of contract requirements.
Good	There are no, or very minimal, quality problems, and the Contractor has met the contract requirements.
Excellent	There are no quality issues, and the Contractor has substantially exceeded the contract performance requirements without commensurate additional costs to the Government.
Outstanding

The contractor has demonstrated an outstanding performance level that was significantly in excess of anticipated achievements and is commendable as an example for others, so that it justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Cost Control

0 = Unsatisfactory	1 = Poor	2 = Fair	3 = Good	4 = Excellent	5 = Outstanding

Unsatisfactory

Ability to manage cost issues is jeopardizing performance of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, this level of ability to manage cost issues constitutes a significant impediment in consideration for future awards.

Poor	Ability to manage cost issues requires significant Agency resources to ensure achievement of contract requirements.
Fair	Ability to control cost issues requires minor Agency resources to ensure achievement of contract requirements.
Good	There are no, or very minimal, cost management issues and the Contractor has met the contract requirements.
Excellent	There are no cost management issues and the Contractor has exceeded the contract requirements, achieving cost savings to the Government.
Outstanding

The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where the contractor achieved cost savings and performance clearly exceeds the performance levels described as "Excellent".

Timeliness of Performance

0 = Unsatisfactory	1 = Poor	2 = Fair	3 = Good	4 = Excellent	5 = Outstanding

Unsatisfactory

Delays are jeopardizing the achievement of contract requirements, despite use of Agency resources. Recovery is not likely. If performance cannot be substantially corrected, it constitutes a significant impediment in consideration for future awards.

Poor	Delays require significant Agency resources to ensure achievement of contract requirements.
Fair	Delays require minor Agency resources to ensure achievement of contract requirements.
Good	There are no, or minimal, delays that impact achievement of contract requirements.
Excellent	There are no delays and the contractor has exceeded the agreed upon time schedule.
Outstanding

The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Business Relations

0 = Unsatisfactory	1 = Poor	2 = Fair	3 = Good	4 = Excellent	5 = Outstanding

Unsatisfactory

Response to inquiries and/or technical, service, administrative issues is not effective. If not substantially mitigated or corrected it should constitute a significant impediment in considerations for future awards.

Poor	Response to inquiries and/or technical, service, administrative issues is marginally effective.
Fair	Response to inquiries and/or technical, service, administrative issues is somewhat effective.
Good	Response to inquiries and/or technical, service, administrative issues is consistently effective.
Excellent	Response to inquiries and/or technical, service, administrative issues exceeds Government expectation.
Outstanding

The contractor has demonstrated an outstanding performance level that justifies adding a point to the score. It is expected that this rating will be used in those rare circumstances where contractor performance clearly exceeds the performance levels described as "Excellent".

Department of Health and Human Services

Center for Disease Control

Payment Information Form

The information requested on this form concerns your financial institution, your account at that institution, and personal information which needs to verified and completed.

Privacy Act Statement

The following information is provided to comply with the Privacy Act of 1974 (P.L. 93-579). All information collected on this form is required under the provisions of 31 USC 3322 and 31 CFR 210. This information will be used by the Treasury Department to transmit payment data, by electronic means to your financial institution. Failure to provide the requested information may delay or prevent the receipt of payments through the Automated Clearing House Payment System.

Check one of the following:

[	] Federal Employee:	[ X ] Contractor:	[	] Vendor:
Name:	Emergent BioDefense Operations Lansing, Inc.
Address:	3500 North Martin Luther King Jr. Boulevard
Lansing, MI 48906-9910

Remit To

(If same as above, leave blank. Must match address on invoice for internal control purposes.)

Address	:

Taxpayer Identification # (TIN):	3	8	3	4	1	2	7	8

(If you are an individual, this may be your Social Security number)

1.	Payee’s Telephone Number: (517) 327-6886

The following information must be completed by your financial institution representative:

2.	Name of Financial

Institution: Fifth Third Bank

3.	Address of Financial
Institution:	2501 Coolidge Road
East Lansing, MI 48823

4.	Financial Institution’s 9-digit ABA Routing Number for
Transfer of Funds:	0	7	2	4	0	0	0	5	2
5.	Depositor Account Title: Emergent BioDefense Operation
6.	Depositor Account Number: [***]
7.	Type of Account: [ X ] Checking	[	] Savings
8.	Signature and Title of Authorized Official of Financial Institution:
Leu Tierney, Vice President
9.	Telephone Number: (517) 351-5217	Date: 9/10/08

*************The following must be signed by the payee*************

I have verified the information on this form.

Signature	Date

SUBCONTRACTING PLAN

DATE:	September 25, 2008
CONTRACTOR:	Emergent BioDefense Operations Lansing Inc.
ADDRESS:	3500 N. Martin Luther King Jr. Blvd., Lansing, MI 48906-9910

DUNN &

BRADSTREET NUMBER: [**]

SOLICITATION OR

CONTRACT NUMBER:	RFP-BARDA-08-26

ITEM/SERVICE (Description): The supply of BioThrax® (Anthrax Vaccine Adsorbed) to meet the nation’s urgent need to stockpile countermeasures to safeguard against the threat of a deliberate anthrax attack.

TOTAL CONTRACT AMOUNT:	$ 404,685,512.00

PERIOD OF CONTRACT PERFORMANCE: September 26, 2008 through September 30, 2011

•	Type of Plan (check one)

X          Individual plan (all elements developed specifically for this contract and applicable for the full term of this contract).

Master plan (goals developed for this contract) all other elements standardized and approved by a lead agency Federal Official; must be renewed every three years and contractor must provide copy of lead agency approval.

Commercial products/service plan (goals are negotiated with the initial agency on a company-wide basis rather than for individual contracts) this plan applies to the entire production of commercial service or items or a portion thereof. The contractor sells commercial products and services customarily used for non-government purposes. The plan is effective during the offeror’s fiscal year. The contractor must provide a copy of the initial agency approval and must enter an annual SSR into the electronic Subcontracting Reporting System (eSRS) with a breakout of subcontracting prorated for HHS and other Federal agencies.

•	Goals
a.	Total estimated dollar value of ALL planned subcontracting, i.e., with ALL types of concerns under this contract is: $41,760,000
b.	Total estimated dollar value and percent of planned subcontracting with SMALL BUSINESSES (including SDB, WOSB, HUBz and SDVOSB: $2,088,000 and 5.00%
c.	Total estimated dollar value and percent of planned subcontracting with SMALL DISADVANTAGED BUSINESSES: $417,600 and 1.00%
d.	Total estimated dollar value and percent of planned subcontracting with WOMAN-OWNED SMALL BUSINESSES: $1,252,800 and 3.00%

e.	Total estimated dollar and percent of planned subcontracting with HUBZone SMALL BUSINESSES: $208,800 and .5%
f.	Total estimated dollar and percent of planned subcontracting with SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESSES: $208,800 and .5%
g.	Total estimated dollar and percent of planned subcontracting with “OTHER THAN SMALL BUSINESSES” $ 39,672,000 and 95%
h.	Description of Services and Supplies to be Subcontracted Under This Contract:
Products and/or Services		Other	Small Business	SDB	WOSB	Hubz	SDVOSB
1	Professional Services	X	X		X
2	Legal Expenses	X
3	Animal and Animal Supplies	X	X
4	Clothing and Uniforms	X
5	Communications	X
6	Insurance	X
7	Office Expense	X	X
8	Supplies	X	X	X	X	X	X
9	Utilities/Waste Mgmt	X
10	Repairs and Maintenance	X	X		X
11	Recruiting and Relocation	X

i.

The subcontracting goals for small, HUBZone, small disadvantaged, women-owned small business concerns and service disabled veteran-owned small businesses were derived from current spending patterns by product and service area as of August 2007 and estimate of supplier diversity program impact. The product and service areas correspond to with the major expense categories in EBOL’s accounting software. Products and services exclude: salaries and benefits, depreciation, license fees, taxes, interest, FAR non-allowable costs, capital costs, cGMP raw materials, travel, meals and entertainment . EBOL’s procurement department seeks to obtain the lowest responsible and responsive bid for all goods and services. Competitive quotes from any sources must meet the business’ specifications for all such requirements including quality, capability, service, competitive cost, performance expectations, and other relevant criteria. Because BioThrax© is an FDA-regulated biopharmaceutical product, the available service providers and suppliers are limited. Thus, specific goals for small business subcontracting may not be achievable.

j.	Indirect costs have have not X been included in the dollar and percentage subcontracting goals above (check one)
k.	If indirect costs have been included, explain the method used to determine the proportionate share of such costs to be allocated as subcontracts to SB, SDB, WOSB, HUBZone and SDVOSB concerns: N/A
•	Program Administrator:

[**]

Emergent BioDefense Operations Lansing Inc.

3500 N. Martin Luther King Jr. Blvd., Lansing, MI 48906-9910

Telephone: [**]

E-Mail: [**]

Duties: Does the individual named above have general overall responsibility for the company’s subcontracting program, i.e., developing, preparing, and executing subcontracting plans and monitoring performance relative to the requirements of those subcontracting plans and perform the following duties? (If NO is checked, please indicate who in the company performs those duties, or indicate why the duties are not performed in your company on a separate sheet of paper and submit with the proposed subcontracting plan.)

a.

Developing and promoting company-wide policy initiatives that demonstrate the company’s support for awarding contracts and subcontracts to SB, SDB, WOSB, HUBZone and SDVOSB concerns; and for assuring that these concerns are included on the source lists for solicitations for products and services they are capable of providing. X yes ___ no

b.	Developing and maintaining bidder source lists of SB, SDB, WOSB, HUBZone and SDVOSB concerns from all possible sources x yes _ no
c.	Ensuring periodic rotation of potential subcontractors on bidder’s lists; ___x__ yes
__ no
d.

Assuring that SB, SDB, WOSB, HUBZONE and SDVOSB businesses are included on the bidders’ list for every subcontract solicitation for products and services that they are capable of providing, ___x__ yes        __no

e.	Ensuring that requests for proposals (RFPs) are designed to permit the maximum practicable participation of SB, SDB, WOSB, HUBZone and SDVOSB concerns. ___x___ yes no
f.	Reviewing subcontract solicitations to remove statements, clauses, etc., which might tend to restrict or prohibit small, 8(a), SDB, WOSB, Hubz and SDVOSB small business participation ___x___yes no
g.

Accessing various sources for the identification of SB, SDB, WOSB, HUBZone and SDVOSB concerns to include the Central Contractor Registration (http://www.ccr,gov/), local small business and minority associations, local chambers of commerce and Federal agencies’ Small Business Offices; __x__ yes      no

h.	Establishing and maintaining contract and subcontract award records; ___x___ yes __ no
i.	Participating in Business Opportunity Workshops, Minority Business Enterprise Seminars, Trade Fairs, Procurement Conferences, etc; ___x__yes __ no
j.	Ensuring that SB, SDB, WOSB, HUBZone and SDVOSB concerns are made aware of subcontracting opportunities and assisting concerns in preparing responsive bids to the company ___x__ yes __ no

k.	Conducting or arranging for the conduct of training for purchasing personnel regarding the intent and impact of Section 8(d) of the Small Business Act, as amended; ___x___ yes ____ no
l.	Monitoring the company’s subcontracting program performance and making any adjustments necessary to achieve the subcontract plan goals; ___x___ yes __ no
m.	Preparing and submitting timely, required subcontract reports; ___x___ yes	no
n.	Conducting or arranging training for purchasing personnel regarding the intent and impact of 8(d) of the Small Business Act on purchasing procedures; ___x___ yes __ no
o.	Coordinating the company’s activities during the conduct of compliance reviews by Federal agencies; and ___x___ yes __ no
•	Equitable Opportunity

Describe efforts the offeror will undertake to ensure that SB, SDB, WOSB, HUBZone and SDVOSB concerns will have an equitable opportunity to compete for subcontracts. These efforts include, but are not limited to, the following activities:

a.	Outreach efforts to obtain sources:

1.        Contact minority and small business trade associations; 2) contact business development organizations and local chambers of commerce; 3) attend SB, SDB, WOSB, HUBZone and SDVOSB procurement conferences and trade fairs; 4) review sources from the Central Contractor Registration (http://www.ccr.gov/); 5) review sources from the Small Business Administration (SBA), Central Contractor Registration (CCR); 6) Consider using other sources such as the National Institutes of Health (NIH) e-Portals in Commerce, (e-PIC),. (http://epic.od.nih.qov/). The NIH e-PIC is not a mandatory source; however, it may be used at the offeror’s discretion; and 7) Utilize newspaper and magazine ads to encourage new sources.

b.	Internal efforts to guide and encourage purchasing personnel:
1.	Conduct workshops, seminars and training programs;
2.	Establish, maintain, and utilize SB, SDB, WOSB, HUBZone and SDVOSB source lists, guides, and other data for soliciting subcontractors; and
3.	Monitor activities to evaluate compliance with the subcontracting plan.
•	Flow Down Clause

The contractor agrees to include the provisions under FAR 52.219-8, “Utilization of Small Business Concerns,” in all acquisitions exceeding the simplified acquisition threshold that offers further subcontracting opportunities. All subcontractors, except small business concerns, that receive subcontracts in excess of $550,000 ($1,000,000 for construction) must adopt and comply with a plan similar to the plan required by FAR 52.219-9, “Small Business Subcontracting Plan.” Note: In accordance with FAR 52.212-5(e) and 52.244-6(c) the contractor is not required to include flow-down clause FAR 52.219.-9 if it is subcontracting commercial items.

•	Reporting and Cooperation

The contractor gives assurance of (1) cooperation in any studies or surveys that may be required; (2) submission of periodic reports which show compliance with the subcontracting plan; (3) submission of its Individual Subcontracting Report (ISR) and Summary Subcontract Report (SSR); and (4) ensuring that subcontractors agree to submit ISRs and SSRs. The ISR and SSR shall be submitted via the Electronic Subcontracting Reporting System (eSRS) website https://esrs.svmplicitv.com/index? tab=siqnin&cck=l

Reporting Period	Report Due	Due Date
Oct 1 - Mar 31	ISR	30-Apr
Apr 1 - Sept 30	ISR	30-Oct
Oct 1 - Sept 30	SSR	30-Oct
Contract Completion	OF 312	30 days after completion

See FAR 19.7 for instruction concerning the submission of a Commercial Plan: SSR is due on 10/30 each year for the previous fiscal year ending 9/30.

a.	Submit ISR (bi-annually) for the cognizant awarding Contracting Officer’s review and acceptance via the eSRS website https://esrs.symplicity.com/index? tab=siqnjn&cck=l.
b.

Currently, SSR (annually) must be submitted for the HHS eSRS Agency Coordinator review and acceptance via the eSRS website https://esrs.symphclty.com/lndex? tab=slanln&cck=l. (Note: Log onto the OSDBU website to view the HHS Agency Coordinator contact information (http://www.hhs.qov/osdbu/staff.html).

c.

Contractors that do not use the eSRS to submit its reports must also submit a paper copy of the SSR to the appropriate Commercial Market Representative (contact the contracting official (CO) or the CO’s eSRS Point of Contact).

•	Record keeping

FAR 19.704(a) (11) requires a list of the types of records your company will maintain to demonstrate the procedures adopted to comply with the requirements and goals in the subcontracting plan. The following is a recitation of the types of records the contractor will maintain to demonstrate the procedures adopted to comply with the requirements and goals in the subcontracting plan. These records will include, but not be limited to, the following:

a.	SB, SDB, WOSB, HUBZone and SDVOSB source lists, guides and other data identifying such vendors;
b.	Organizations contacted in an attempt to locate SB, SDB, WOSB, HUBZone and SDVOSB sources;
c.

On a contract-by-contract basis, records on all subcontract solicitations over $100,000, which indicate for each solicitation (1) whether SB, SDB, WOSB, HUBZone and/or SDVOSB concerns were solicited, if not, why not and the reasons solicited concerns did not receive subcontract awards;

d.	Records to support other outreach efforts, e.g., contacts with minority and small business trade associations, attendance at small and minority business procurement conferences and trade fairs;
e.

Records to support internal guidance and encouragement provided to buyers through (1) workshops, seminars, training programs, incentive awards; and (2) monitoring performance to evaluate compliance with the program and requirements; and

f.

On a contract-by-contract basis, records to support subcontract award data including the name, address, and business type and size of each subcontractor. (This item is not required on a contract - by - contract basis for company or division-wide commercial plans.)

•	Timely Payments to Subcontractors

FAR 19.702 requires your company to establish and use procedures to ensure the timely payment of amounts due pursuant to the terms of your subcontracts with small business concerns, 8(a), SDB, women-owned small business, HubZone and service disabled veteran-owned small business concerns.

Your company has established and used such procedures: ___x___ yes	__ no
•	Description of Good Faith Effort

Maximum practicable utilization of small, 8(a), small disadvantaged, woman-owned, HubZone small and service disabled veteran owned concerns as subcontractors in Government contracts is a matter of national interest with both social and economic benefits. When a contractor fails to make a good faith effort to comply with a subcontracting plan, these objectives are not achieved, and 15 U.S.C. 637(d) (4) (F) directs that liquidated damages shall be paid by the contractor. In order to demonstrate your compliance with a good faith effort to achieve the small, SDB, WOSB, HubZone and SDVOSB small business subcontracting goals, outline the steps your company plans to take. These steps will be negotiated with the contracting official prior to approval of the plan.

1) Develop and implement a supplier diversity program, 2) enhance current vendor system software to allow for improved measurement of small business activities, 3) attend small business seminars to identify qualified candidates, 4) review contracts to ensure terms support the small business subcontracting goals.

SIGNATURE PAGE

Signatures Required:

This subcontracting plan was submitted by:

Signature:	/s/ R. Don Elsey
Typed Name:	R. Don Elsey
Title:	CFO
Date:	9/25/2008

This plan was reviewed by:

Signature:
Typed Name:
Title:	Contracting Officer
Date:

This plan was reviewed by:

Signature:
Typed Name:
Title:	Small Business Specialist (SBS)
Date:

This plan was reviewed by:

Signature:
Typed Name:
Title:	Small Business Administration Procurement Center Representative (PCR)
Date:

Is Accepted By:

OPDIV:
Typed Name:
Title:
Date:

Response to RFP-BARDA-08-26 BioThrax® (Anthrax Vaccine Adsorbed)

Emergent BioDefense Operations Lansing Inc.

Appendix A - Delivery Schedule

CLIN	Delivery #	Lot	Ship Date	Expiry Date	Remaining Expiry (Days)	Remaining Expiry (Months)	Doses	Cum Doses
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. A total of 2 pages have been omitted.